Exhibit 99.1

CSK AUTO CORPORATION INVESTOR PRESENTATION TO BE
AVAILABLE ON WEBSITE

PHOENIX, AZ, May 9, 2005 — Members of the senior management team of CSK Auto Corporation (NYSE: CAO), the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket, plan to make a presentation at the UBS Leveraged Finance Conference in Las Vegas, Nevada on Wednesday, May 11, 2005.

The presentation will be webcast, and the slides included in the presentation will also be available to interested parties for five days commencing on May 11, 2005 through the Company’s web site at www.cskauto.com by pointing one’s browser and clicking on “Investors” and then “Presentations.”

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of January 30, 2005, the Company operated 1,134 stores in 19 states under the brand names Checker Auto Parts, Schuck’s Auto Supply and Kragen Auto Parts.

Contact:	Don Watson
(602) 631-7224

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